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                             THE MILLS CORPORATION
                            (a Delaware corporation)

                                  COMMON STOCK

                                TERMS AGREEMENT

                                                                March 20, 1997

To:      The Mills Corporation
         1300 Wilson Blvd.,
         Suite 400
         Arlington, Virginia 22209

Ladies and Gentlemen:

    We understand that The Mills Corporation, a Delaware corporation (the "Company"), proposes to issue and sell 150,000 shares of its common stock, par value $0.01 per share (the "Common Stock") (such securities also being hereinafter referred to as the "Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective number of Securities set forth below opposite their names at the purchase price set forth below.

                                                                      NUMBER OF
UNDERWRITER                                                           SECURITIES
-----------                                                           ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..................      22,125
Dean Witter Reynolds Inc............................................      22,125
Legg Mason Wood Walker Incorporated.................................      22,125
Salomon Brothers Inc................................................      22,125
Alex. Brown & Sons Incorporated.....................................       3,300
Credit Suisse First Boston Corporation..............................       3,300
Donaldson, Lufkin & Jenrette Securities Corporation.................       3,300
A.G. Edwards & Sons, Inc............................................       3,300
PaineWebber Incorporated............................................       3,300
Prudential Securities Incorporated..................................       3,300
Smith Barney Inc....................................................       3,300
Wasserstein Perella Securities, Inc.................................       3,300


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Robert W. Baird & Co. Incorporated..................................       1,660
William Blair & Company, L.L.C......................................       1,660
Cromwell, Weedon & Co...............................................       1,660
Dain Bosworth Incorporated..........................................       1,660
EVEREN Securities, Inc..............................................       1,660
Fahnestock & Co. Inc................................................       1,660
Friedman, Billings, Ramsey & Co., Inc...............................       1,660
Gruntal & Co., Incorporated.........................................       1,660
Janney Montgomery Scott Inc.........................................       1,660
Edward D. Jones & Co., L.P..........................................       1,660
McDonald & Company Securities, Inc..................................       1,660
Mesirow Financial, Inc..............................................       1,660
Piper Jaffrey Inc...................................................       1,660
Rauscher Pierce Refsnes, Inc........................................       1,660
Raymond James & Associates, Inc.....................................       1,660
Roney & Co., LLC....................................................       1,660
Sands Brothers & Co., Ltd...........................................       1,660
The Seidler Companies Incorporated..................................       1,660
Sutro & Co. Incorporated............................................       1,660
Utendahl Capital Partners, L.P......................................       1,660
Wheat, First Securities, Inc........................................       1,660
                                                                     -----------
Total...............................................................     150,000

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                    The Securities shall have the following terms:


Title:                             Common Stock
Number of shares:                  150,000
Purchase price per share:          $24.75
Listing requirements:              NYSE
Black-out provisions:              N/A
Lock-up provisions                 During the period of eighty-two (82) days
                                   from the Closing Time, the Company will not,
                                   without the prior written consent of the
                                   Representatives, directly or indirectly,
                                   offer to sell, sell, contract to sell, grant
                                   any option for the sale of, or otherwise
                                   dispose of, any shares of Common Stock or
                                   Units or any security convertible into or
                                   exchangeable into or exercisable for Common
                                   Stock or Units, except for (i) the issuance
                                   of shares of Common Stock upon the exercise
                                   of options or grant of restricted shares of
                                   Common Stock under the Mills Corporation's
                                   1994 Executive Incentive Plan, as amended and
                                   (ii) the exchange of Units for Common Stock.
Other terms and conditions:        N/A
Closing date and location:         March 21, 1997 at the offices of Hogan &
                                   Hartson, L.L.P., 555 13th Street, N.W.
                                   Washington, D.C. 20004.

    All of the provisions contained in the document attached as Annex I hereto entitled "THE MILLS CORPORATION--Common Stock, Preferred Stock and Warrants to Purchase Common Stock--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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    Please accept this offer no later than 5:00 P.M. (New York City time) on
March 20, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          VERY TRULY YOURS,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED
                                          DEAN WITTER REYNOLDS INC.
                                          LEGG MASON WOOD WALKER
                                                INCORPORATED
                                          SALOMON BROTHERS INC

                                         BY: MERRILL LYNCH, PIERCE, FENNER &
                                         SMITH INCORPORATED, for itself on
                                         behalf of the other Representatives

                                         By: /s/ Daniel A. Rubenstein
                                             -------------------------------
                                              Name:  Daniel A. Rubenstein
                                              Title: Authorized Signatory

                                         Acting on behalf of themselves and
                                         the other named Underwriters.

Accepted:

THE MILLS CORPORATION

By: /s/ Peter B. McMillian
    --------------------------
    Name: Peter B. McMillian
    Title: President and Chief
            Operating Officer